Exhibit 99.1

Media Relations:                    Investor Relations:
Constance Griffiths                    Mitch Haws
(949) 231-4207                    (949) 231-3223

Skyworks Reports Q3 FY21 Results

•Delivers Record Third Quarter Revenue of $1.116 Billion, up 52% Y-o-Y
•Posts GAAP Diluted EPS of $2.02, up 162% Y-o-Y; Non-GAAP Diluted EPS of $2.15, up 72% Y-o-Y
•Guides to Strong Y-o-Y Revenue and Earnings Growth in Q4 FY21
•Increases Quarterly Dividend by 12% to $0.56 Per Share
IRVINE, Calif., July 29, 2021 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today reported third fiscal quarter results for the period ended July 2, 2021.
Revenue for the third fiscal quarter of 2021 was $1.116 billion, up 52% year over year and exceeding consensus estimates. On a GAAP basis, operating income for the third fiscal quarter was $339.8 million with diluted earnings per share of $2.02. On a non-GAAP basis, operating income was $403.4 million with non-GAAP diluted earnings per share of $2.15.
“Skyworks delivered record third quarter results, with strong year-over-year growth in both revenue and earnings per share,” said Liam K. Griffin, chairman, CEO and president of Skyworks. “Looking ahead, we expect continued momentum as we execute on strong design wins with our mobile and broad markets customers.
“An expanding array of usage cases – from mobile to automotive, cloud computing and intelligent energy management – is accelerating the adoption of 5G across numerous end markets. Our decades-long experience and deep customer relationships, combined with the strength and scale of our internal fabrication capabilities, position Skyworks to enable a broad set of applications and opportunities. Further, the recent addition of the Infrastructure and Automotive business of Silicon Labs immediately adds unique technologies as we expand our addressable markets and lead across a wide range of diversified and differentiated solutions.”
Third Fiscal Quarter Business Highlights
•Expanded the reach of our Sky5® portfolio, powering upcoming smartphone launches at Tier-1 OEMs including Google, Oppo, Vivo and Xiaomi, among others
•Delivered Wi-Fi front-end modules to Facebook for their next-generation Portal devices
•Partnered with Linksys to debut the market’s first Wi-Fi 6E mesh network system
•Ramped Wi-Fi 6 and 6E platforms at Altice, Charter Communications and Aruba Networks
•Launched connected home and security solutions at Honeywell
•Shipped cognitive audio platforms to Samsung and Vizio for their home theater systems
•Captured design wins at Peloton supporting home fitness applications
•Leveraged our wireless infrastructure and small cell portfolio for European and Asian OEMs
•Enabled advanced telematics systems for the world’s leading automakers
Fourth Fiscal Quarter 2021 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“Based on continued robust demand for connectivity solutions in mobile and broad markets and the inclusion of a partial quarter of revenue from the recently completed acquisition of the Infrastructure and Automotive business from Silicon Labs, we expect further strong year-over-year growth in the September quarter,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks.

“Specifically, in the fourth fiscal quarter of 2021, we anticipate revenue to be between $1.270 billion and $1.330 billion with non-GAAP diluted earnings per share of $2.53 at the midpoint of our revenue range, representing revenue growth of 36% and non-GAAP diluted earnings per share growth of 37%, compared to the fourth fiscal quarter of 2020. In addition, given our conviction in Skyworks’ strategic outlook and predictable strong cash generation, we are announcing another substantial increase to our quarterly dividend.”
Dividend Increase and Payment
Skyworks’ board of directors has declared a cash dividend of $0.56 per share of the Company’s common stock, representing a 12% increase from the prior quarterly dividend of $0.50 per share. The dividend is payable on Sept. 7, 2021, to stockholders of record at the close of business on Aug. 17, 2021.
Skyworks’ Third Quarter 2021 Conference Call
Skyworks will host a conference call with analysts to discuss its third quarter fiscal 2021 results and business outlook today at 4:30 p.m. EDT. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (844) 583-4549 (domestic) or (825) 312-2257 (international), Conference ID: 9437167.
Playback of the conference call will begin at 9 p.m. EDT on July 29, 2021, and end at 9 p.m. EDT on Aug. 5, 2021. The replay will be available on Skyworks’ website or by calling (800) 585-8367 (domestic) or (416) 621-4642 (international), Conference ID: 9437167.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, entertainment and gaming, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.
Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments, debt repayment and share repurchases). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the effects on our business operations of the global COVID-19 pandemic, including the spread of more contagious variants of the virus that causes COVID-19, as well as of the measures taken to limit COVID-19’s spread, including reduced shift staffing in certain of our manufacturing facilities, as well as potential other disruptions to our business, including but not limited to the suspension or restriction of operations at our facilities and third-party supply chain disruptions, that could result from social distancing measures, employee quarantines, restricting certain employees from working or additional actions that may be taken by us, our suppliers and partners or governmental authorities in the jurisdictions in which we operate in an effort to contain the COVID-19 pandemic; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns, including as a result of the COVID-19 pandemic; our reliance on a small number of key customers for a large percentage of our sales; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; risks related to the transaction with Silicon Laboratories Inc. (“Silicon Labs”), including the ability to successfully integrate the assets acquired and employees transferred, and the risk that we may not realize the anticipated benefits from the transaction; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., our ability to sell products to Huawei Technologies Co., Ltd. and certain of its affiliates, as well as other specified entities, only pursuant to a limited export license from the U.S. Department of Commerce), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Labs; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Net revenue	$1,116.4	$736.8	$3,798.2	$2,398.9
Cost of goods sold	557.8	402.7	1,899.5	1,244.9
Gross profit	558.6	334.1	1,898.7	1,154.0
Operating expenses:
Research and development	130.8	117.0	383.1	337.9
Selling, general, and administrative	85.1	55.0	222.0	169.1
Amortization of intangibles	2.4	2.8	7.9	9.0
Restructuring, impairment, and other charges	0.5	11.8	0.5	13.8
Total operating expenses	218.8	186.6	613.5	529.8
Operating income	339.8	147.5	1,285.2	624.2
Interest expense	(2.6)	—	(2.6)	—
Other income (expense), net	(1.0)	(3.5)	(0.1)	1.4
Income before income taxes	336.2	144.0	1,282.5	625.6
Provision (benefit) for income taxes	(1.6)	14.3	110.5	57.7
Net income	$337.8	$129.7	$1,172.0	$567.9
Earnings per share:
Basic	$2.05	$0.78	$7.10	$3.36
Diluted	$2.02	$0.77	$7.02	$3.33
Weighted average shares:
Basic	165.1	167.0	165.2	169.1
Diluted	167.0	168.3	166.9	170.3

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
GAAP gross profit	$558.6	$334.1	$1,898.7	$1,154.0
Share-based compensation expense [a]	4.9	4.7	24.0	16.1
Amortization of acquisition-related intangibles	1.3	7.6	8.0	19.4
Settlements, gains, losses, and impairments	—	22.8	—	13.0
Non-GAAP gross profit	$564.8	$369.2	$1,930.7	$1,202.5
GAAP gross margin %	50.0%	45.3%	50.0%	48.1%
Non-GAAP gross margin %	50.6%	50.1%	50.8%	50.1%

	Three Months Ended		Nine Months Ended
(in millions)	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
GAAP operating income	$339.8	$147.5	$1,285.2	$624.2
Share-based compensation expense [a]	43.4	37.8	144.3	111.6
Acquisition-related expenses	14.9	—	16.7	1.2
Amortization of acquisition-related intangibles	3.7	10.3	15.9	28.4
Settlements, gains, losses, and impairments	1.1	34.7	2.9	27.0
Restructuring and other charges	0.5	—	0.5	2.0
Non-GAAP operating income	$403.4	$230.3	$1,465.5	$794.4
GAAP operating margin %	30.4%	20.0%	33.8%	26.0%
Non-GAAP operating margin %	36.1%	31.3%	38.6%	33.1%

	Three Months Ended		Nine Months Ended
(in millions)	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
GAAP net income	$337.8	$129.7	$1,172.0	$567.9
Share-based compensation expense [a]	43.4	37.8	144.3	111.6
Acquisition-related expenses	14.9	—	16.7	1.2
Amortization of acquisition-related intangibles	3.7	10.3	15.9	28.4
Settlements, gains, losses, and impairments	1.6	35.8	4.4	29.1
Restructuring and other charges	0.5	—	0.5	2.0
Tax adjustments	(43.3)	(2.8)	(39.5)	(11.1)
Non-GAAP net income	$358.6	$210.8	$1,314.3	$729.1

	Three Months Ended		Nine Months Ended
	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
GAAP net income per share, diluted	$2.02	$0.77	$7.02	$3.33
Share-based compensation expense [a]	0.26	0.22	0.86	0.66
Acquisition-related expenses	0.09	—	0.10	0.01
Amortization of acquisition-related intangibles	0.02	0.06	0.10	0.17
Settlements, gains, losses, and impairments	0.01	0.21	0.03	0.17
Restructuring and other charges	—	0.01	—	0.01
Tax adjustments	(0.25)	(0.02)	(0.24)	(0.07)
Non-GAAP net income per share, diluted	$2.15	$1.25	$7.87	$4.28

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, and settlements, gains, losses, and impairments. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Restructuring-Related Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the fourth quarter of our 2021 fiscal year (“Q4 2021”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q4 2021 GAAP diluted earnings per share to a forward-looking estimate of Q4 2021 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2021 (other than estimated share-based compensation expense of $0.25 to $0.35 per diluted share, estimated amortization of intangibles of $0.50 to $0.75 per diluted share and certain tax items of -$0.15 to $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.15 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]     The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Nine Months Ended
	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Cost of goods sold	$4.9	$4.7	$24.0	$16.1
Research and development	17.9	17.0	62.2	49.0
Selling, general, and administrative	20.6	16.1	58.1	46.5
Total share-based compensation	$43.4	$37.8	$144.3	$111.6

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	July 2, 2021	October 2, 2020
Assets
Cash, cash equivalents, and marketable securities	$2,978.1	$980.0
Accounts receivable, net	570.5	393.6
Inventory	808.7	806.0
Property, plant, and equipment, net	1,452.2	1,249.5
Goodwill and intangible assets, net	1,224.5	1,243.3
Other assets	452.2	434.3
Total assets	$7,486.2	$5,106.7

Liabilities and Equity
Accounts payable	$319.5	$226.9
Accrued and other liabilities	676.8	715.6
Long-term debt	1,487.1	—
Stockholders’ equity	5,002.8	4,164.2
Total liabilities and equity	$7,486.2	$5,106.7

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Cash flow from operating activities
Net income	$337.8	$129.7	$1,172.0	$567.9
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	43.4	37.8	144.3	111.6
Depreciation	84.7	77.9	242.9	238.2
Amortization of intangible assets	6.3	12.7	23.8	35.4
Deferred income taxes	1.0	(2.9)	(2.6)	(1.8)
Asset impairment charges	—	11.8	—	11.8
Other, net	0.2	0.7	0.2	2.8
Changes in assets and liabilities:
Receivables, net	(71.5)	21.5	(176.9)	119.2
Inventory	(67.6)	(46.4)	(5.9)	(83.5)
Accounts payable	18.0	25.9	21.8	12.7
Other current and long-term assets and liabilities	(79.4)	(10.0)	(45.9)	(76.8)
Net cash provided by operating activities	272.9	258.7	1,373.7	937.5
Cash flow from investing activities
Capital expenditures	(115.0)	(71.6)	(374.8)	(243.5)
Purchased intangibles	(1.5)	(7.4)	(7.4)	(7.6)
Purchases of marketable securities	(100.3)	(261.1)	(408.4)	(439.9)
Sales and maturities of marketable securities	330.6	85.6	689.6	300.0
Net cash provided by (used in) investing activities	113.8	(254.5)	(101.0)	(391.0)
Cash flow from financing activities
Repurchase of common stock — payroll tax withholdings on equity awards	(2.2)	(2.2)	(53.6)	(30.9)
Repurchase of common stock — stock repurchase program	—	(58.5)	(195.6)	(416.5)
Dividends paid	(82.5)	(73.5)	(248.1)	(223.5)
Net proceeds from exercise of stock options	0.7	8.9	7.8	52.2
Proceeds from employee stock purchase plan	—	—	12.7	12.2
Proceeds from issuance of long-term debt, net	1,489.7	—	1,489.7	—
Debt financing costs	(7.3)	—	(7.3)	—
Net cash provided by (used in) financing activities	1,398.4	(125.3)	1,005.6	(606.5)
Net increase (decrease) in cash and cash equivalents	1,785.1	(121.1)	2,278.3	(60.0)
Cash and cash equivalents at beginning of period	1,059.9	912.4	566.7	851.3
Cash and cash equivalents at end of period	$2,845.0	$791.3	$2,845.0	$791.3